EXHIBIT 4.13

THIS GUARANTEE made as of the 30th day of January, 2003.

A M O N G S T:

NATIONAL GOLD CORPORATION

(the AGuarantor@)

Address:

Suite 600

890 West Pender Street

Vancouver, British Columbia

V6C 1J9

OF THE FIRST PART

-and-

H. MORGAN & COMPANY

(acting as the “Lender”)

Address:

32 Reid Street

Colombia House, 4th Floor

Hamilton

Bermuda  HM 11

OF THE SECOND PART

WHEREAS, a certain Loan Agreement  (the “Loan Agreement”) dated January 30, 2003 was entered into by and amongst ALAMOS MINERALS LTD. (the “Company”) and the Lender (as such terms are defined in the Loan Agreement);

AND WHEREAS, the Guarantor and the Company are party to a certain joint venture agreement dated October 17, 2002 and as such will derive direct and indirect economic benefits from the Loan Agreement;

AND WHEREAS, in connection of the Company entering into the Loan Agreement and as a condition precedent thereto, the Lender requires that the Guarantor shall have executed and delivered this Guarantee;

NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) and to induce Lenders to provide the Loan under the Loan Agreement, it is hereby agreed among the parties as follows:

Section 1.01 - Terms

Unless otherwise indicated in this Guarantee or unless the context otherwise requires, capitalized terms used herein without definition shall have the meanings assigned to them in the aforementioned Loan Agreement.

References to this AGuarantee@ shall mean this Guarantee, including all amendments, modifications and supplements and any exhibits or schedule to any of the foregoing, and shall refer to the Guarantee as the same may be in effect at the time such reference becomes operative.

Section 1.02 - Guarantee

In consideration of the Lender entering into the Loan Agreement with the Company, the Guarantor unconditionally guarantees and covenants with H. MORGAN & COMPANY that the Guarantor will duly and punctually pay or cause to be paid all principal, interest and other monies owing as and when the same shall from time to time become due and payable, whether at stated or accelerated maturity, on prepayment or otherwise, in accordance with the terms of the Loan Agreement and perform all the covenants and obligations on the part of ALAMOS MINERALS LTD. contained in the Loan Agreement as fully as though each of such covenants had been made by the Guarantor directly.

Section 1.03 - Acknowledgment

The Guarantor hereby acknowledges communication of the terms of the Loan Agreement and of all the provisions therein contained and consents to and approves of the same.  The Guarantee and the agreements of the Guarantor herein contained and provided for shall take effect, and shall be and are hereby declared to be binding upon the Guarantor, notwithstanding any defect in or omission from the provision of the Loan Agreement or any non-registration or non-filing or defective registration or defective filing or by reason of any failure of the security intended to be created by or pursuant to the Loan Agreement.

Section 1.04 – Obligations

The obligations and liabilities of the Guarantor hereunder shall not be released, discharged or in any way affected by any of the following whether occurring before or after demand, realization upon the security or any part thereof or the commencement of legal proceedings or judgment; any release, discharge, loss or alteration in or dealing with property secured under the Loan Agreement or any part thereof or anything done, suffered or permitted by the holders of the security in relation to any of the property or any part thereof to be secured under the Loan Agreement; or, by an extension of time for payment of the monies secured under the Loan Agreement or any part thereof; or, by any modification of the provisions of the Loan Agreement or of any instrument supplemental thereto; or, by any forbearance whatsoever whether as to time, performance or otherwise, or by any compromise, arrangement or plan of reorganization affecting the Company or the Guarantor; or, by the release pursuant to any provision of the Loan Agreement of Company or the Guarantor of the payment of the principal, interest or other monies secured under the Loan Agreement or any part thereof or of any other person liable directly or as surety or otherwise for the payment of money secured under the Loan Agreement or any part thereof; or, by any other matter or thing whatsoever which would release a guarantor (except payment in full of the indebtedness secured under the Loan Agreement).

Section 1.05 - Continuing Obligation

The obligation of the Guarantor shall be a continuing obligation and a fresh cause of action under this guarantee shall be deemed to arise in respect of each such default.  The Guarantor covenants and agrees with the holder of the Guarantee that it will from time to time, on request by the holder of this Guarantee acting reasonably, deliver to the holder of the Guarantee acknowledgments of the Guarantor's continued liability under the Guarantee and any other instrument or instruments in such form as counsel for the holder of this Guarantee may request, acting reasonably, advise and as well will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force in the Province of British Columbia or elsewhere.

Section 1.06 - Event of Default

If the Company shall default in payment of principal or interest (including interest on amounts in default) on the amount due under the Loan Agreement as and when the same becomes due and payable, whether at stated or accelerated maturity, on repayment or otherwise, then the Guarantor shall forthwith on demand by the holder of this Guarantee, pay to the holder of this Guarantee the principal and interest then due and payable and all amounts which become due and payable as a result of the default of the Company (including interest on amounts in default).  If the Company shall make default in payment of any other monies owing under the Loan Agreement or shall default in the due and punctual observance or performance of any covenant or obligation on the part of the Company contained in the Loan Agreement or in any security documents given under the terms of the Loan Agreement, then the Guarantor shall, so often as such default happens, forthwith on demand by the holder of this Guarantee pay to the holder of this Guarantee the amount in respect of which there shall be such default or make good or cause to be made good such other default, as the case may be.  The defaults set out in the two sentences above shall be regarded individually as an "Event of Default" or collectively as "Events of Default".  Obligations for the benefit of, or payments due to, Athe holder of this Guarantee@ referred to in this section 1.06 shall mean payments due to the Lender.

Section 1.07 – omitted by intention

Section 1.08 – Realization

If the Company shall make default as aforesaid and if the Guarantor shall fail forthwith on demand to make good such default, then and so often as any such default and failure shall happen, the holder of this Guarantee shall have the right to proceed to realize any security given by the Guarantor as security for its Guarantee.

Section 1.09 - Obligations Unconditional

The obligation of the Guarantor under the Guarantee is unconditional and continuing and shall be enforceable without the necessity of any action or recourse whatsoever against the Company.

Section 1.10 - Priority

In the event of any payment by the Guarantor under the provisions hereof to a holder of any security under the Loan Agreement, the rights of the Guarantor shall in respect of such payment rank subsequent to and not pari passu with the rights of the holder of this Guarantee.  Until the holder of this Guarantee shall have received full payment of the monies secured under the Loan Agreement, the Guarantor shall not have any right in priority to the rights of the holder of this Guarantee.

Section 1.11 - Postponement of Claim

All debts and liabilities, present and future, of the Company to the Guarantor are hereby assigned to the holder of this Guarantee and postponed to the present and future debts and liabilities of the Company to the holder of this Guarantee.  Any money received by the Guarantor in respect thereof shall be received in trust for and be forthwith paid over to the holder of this Guarantee for its benefit.

The holder of this Guarantee shall not be obliged to give the Guarantor notice of any proceedings commenced or proposed to be commenced against the Company or the Guarantor at any time after the money or monies due under the Loan Agreement have been declared due and payable pursuant to the enforcement provisions of the Loan Agreement.

Section 1.12 - Permitted Assignment by the Lender

The Lender may freely assign its rights and delegate its duties under this Guarantee in accordance with the assignment provisions contained in the Loan Agreement, but no such assignment or delegation shall increase or diminish the Guarantor=s obligations hereunder.  The Lender agrees to give the Guarantor prompt notice of such assignment or delegation and agrees to use its best efforts to give such notice at least ten (10) Business Days prior to such assignment or delegation, but the consent of the Guarantor shall not be required for any such assignment or delegation and failure to give such notice shall not effect the validity or enforceability of any such assignment or delegation (except as may be required by the Loan Agreement) or this Guarantee to any liability.

Section 1.13 - Conversion to Dollars

All valuations or computations of monetary amounts set forth in this Guarantee shall include the dollar equivalent of amounts in Canadian Dollars.  In connection with all dollar amounts set forth in this Agreement, all Canadian Dollars shall be converted to United States currency in accordance with prevailing exchange rates, as determined by The New York Foreign Exchange Market on the applicable date(s).

Section 1.14 - Judgment Currency; Contractual Currency

If, for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due under the Loan Agreement or any Security in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding: (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.14 being hereinafter in this Section 1.14 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in this Section 1.14, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from a Borrower under this Section 1.14 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

The term “rate of exchange” in this Section 1.14 means the rate of exchange at which The New York Foreign Exchange Market would, on the relevant date at or about 12:00 noon (Vancouver time), be prepared to sell the Obligation Currency against the Judgment Currency.

Any amount received or recovered by the Lender in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from the Company under this Agreement or under any of the Loan Agreement or Security in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of the Company or otherwise) shall only constitute a discharge of the Company to the extent of the amount of the contractual currency that Lender are able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable).  If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, the Company shall indemnify Lender against any loss sustained by it as a result, including the cost of making any such purchase.]

Section 1.15 - General

Notices.

(a)

Any notice, direction, or other instrument required or permitted to be given under this Agreement by the Lender to the Company or the Company to the Lender shall be in writing and may be given by delivery by mail, by registered mail or by facsimile or other similar form of communication to the following address:

(i)

To the Guarantor at:

NATIONAL GOLD CORPORATION

890 West Pender Street

Suite 600

Vancouver, British Columbia

V6C 1J9

Attention:

Jim McDonald

Fax:

(604) 408-4905

(ii)

To the Lender at:

H. MORGAN & COMPANY

Colombia House

32 Reid Street

4th Floor

Hamilton

Bermuda   HM 11

Attention:

William F. Maycock

Fax:

(441) 296-1199

With a copy to Beard Winter LLP:

130 Adelaide Street West

Suite 701

Toronto, Ontario

M5H 2K4

Attention:

 Richard I. R. Winter, Q.C.

Fax No.

 416-593-5239

(b) Any notice, direction or instrument given shall:

(i)

if delivered, be deemed to have been given or made at the time of delivery;

(ii)

if sent by facsimile or other form of similar electronic communication, be deemed to have been delivered at the date and time as evidenced by the conformation received by the sending machine; and

(iii)

 if sent by mail or overnight courier or other similar form of written communication, with return receipt requested, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, on the fifth Business Day after deposit with an overnight courier or, in the case of mail, on the tenth Business Day after deposit with a national postal service:

(c)

Any party may give written notice of change of address in the same manner, in which event notice shall thereafter be given at that changed address.

Jurisdiction

THE NATIONAL GOLD HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SECURITY, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE PROVINCE OF BRITISH COLUMBIA. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO NATIONAL GOLD AT ITS ADDRESS SPECIFIED HERETO. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NATIONAL GOLD FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH JURISDICTION AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH PROVINCE, STATE OR COUNTRY ON THE BASIS OF FORUM NON CONVENIENS.  NATIONAL GOLD FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST IT SHALL BE BROUGHT ONLY IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA.  NATIONAL GOLD WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

Nothing in this Guarantee shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the rights of the Lender to bring any action or proceeding against National Gold or its property in the courts of any other jurisdiction.

To the extent that National Gold has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its respective property, National Gold hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

Severability. If any covenant or provision contained herein is determined to be void or unenforceable in whole or in part, such covenant or provision shall be deemed not to affect or impair the validity of any other covenant or provision contained herein.

Headings. The headings of all sections in this Guarantee are inserted for convenience of reference only, and do not affect the construction or interpretation of this guarantee or any part hereof.

Independent Legal Advice.  The Guarantor acknowledges that it has discussed the contents of this Guarantee with its independent legal counsel.

Diction. Words importing the singular include the plural and vice versa and words importing one gender include all genders.

Further Assurances.  The parties hereto covenant and agree that they will from time to time and at all times hereafter, upon every reasonable request of any of the others, make, do and execute or cause to be made, done and executed all such further acts, deeds, documents, instruments or assurances as may be reasonably required for the purposes of implementing the matters contemplated by this guarantee.

Non-Waiver.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Entire Agreement. If any provision, representation, warranty, covenant, agreement, condition, requirement, prohibition, permission or exception contained in this Guarantee is in conflict with, inconsistent with, or imposes greater obligations or burdens than any provision, representation, warranty, covenant, agreement, condition, requirement, prohibition, permission or exception in the Loan Agreement, the provision, representation, warranty, covenant, agreement, condition, requirement, prohibition, permission or exception contained in the Loan Agreement shall govern and control, to the extent of such conflict, inconsistency or obligation or burden.

Binding Effect.  This Guarantee shall bind the Guarantor and shall inure to the benefit of the Lender and its respective successors and permitted assigns.  The Guarantor may not its obligations under this Guarantee.

Acknowledgement.  The Guarantor acknowledges receipt of an executed copy of this Guarantee.

Counterpart Clause.  This Guarantee may be executed by the parties hereto in so many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and that such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Guarantor has affixed its hand and seal.

NATIONAL GOLD CORPORATION

(“Guarantor")

  By:

(signed)

  Name:

  Title:   President

H. MORGAN & COMPANY

(“Lender")

By:

(signed)  “William F. Maycock”

Name:

 William F. Maycock

Title:     Director